UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 25, 2018

U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16941 Keegan Avenue, Carson, CA 90746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Background
As described in our quarterly report on Form 10-Q filed May 9, 2018, on April 2, 2018, the Company filed a complaint against the United States of America, the United States Department of Homeland Security (“DHS”), Secretary Kirstjen Nielsen, and Chief Frederick Eisler (collectively, the “Defendants”) in the United States Court of International Trade (the “Court”) (Case No. 1:18-cv-00068) seeking (i) relief from a single entry bonding requirement set by the United States Customs and Border Protection (“CBP”), an agency of DHS,  at a level equivalent to three times the commercial invoice value of each shipment (the “3X Bonding Requirement”), (ii) a declaration that the 3X Bonding Requirement is unlawful, (iii) an injunction prohibiting additional delayed entry for all of the Company’s currently-held goods being denied entry into the United States by CBP and all of the Company’s future imports, and (iv) recovery of the Company’s attorneys’ fees incurred in connection with the action. The genesis for the action is CBP’s wrongful seizure of aftermarket vehicle grilles and associated parts being imported by the Company (“Repair Grilles”) on the basis that the Repair Grilles allegedly bear counterfeit trademarks of the original automobile manufacturers (i.e., original-equipment manufacturers, or “OEMs”). Generally, these trademarks, as applied against the Company, purport to cover the shape of the grilles themselves, or the OEM’s logo or name.  However, the Repair Grilles are not counterfeit and do not cause a likelihood of confusion amongst purchasers or the relevant consuming public which are prerequisites for seizures under the pertinent provision of the Tariff Act being relied upon by CBP to seize the Repair Grilles.
On April 2, 2018, the Company moved for entry of a temporary restraining order (“TRO”) preventing the Defendants from enforcing the 3X Bonding Requirement.  On April 6, 2018, the Court granted the TRO enjoining the Defendants from enforcing the 3X Bonding Requirement and ordered that (i) the Defendants may only impose a single entry bonding requirement proportional to the percentage of allegedly infringing goods contained in the shipments (which represent less than one percent of the Company’s overall revenue and product assortment); and (ii) the Defendants shall expeditiously process all of the Company’s shipping containers and immediately release to the Company all imports not implicated by CBP’s underlying trademark infringement allegations.  On April 12, 2018, the Court clarified the TRO ordering that the amount of the single entry bond shall be limited to three percent of the commercial invoice value of each shipment (the “Three Percent Bonding Requirement”), and on April 19, 2018, the Court extended the TRO through May 9, 2018, at which time the parties appeared for a preliminary injunction hearing on the matter and the Court extended the TRO.

Preliminary Injunction
On May 25, 2018, the Court granted the Company’s motion for preliminary injunction and ordered that (i) the Defendants are restrained from enforcing the 3X Bonding Requirement, the Three Percent Bonding Requirement, and any other enhanced bonding requirement on the Company in order to obtain entry of its shipments into the United States, and (ii) CBP shall use its best efforts to process all of the Company’s shipping containers and release all of the Company’s imports not implicated by CBP’s underlying trademark infringement allegations in a timely manner. The Court’s decision may be appealed by DHS, and no assurance may be given as to the outcome of any such appeal.
The Court’s May 25, 2018 decision is described herein in summary fashion only. The full text of the decision should be read in its entirety. Copies of the decision are available on the Court’s electronic filing system (located on the Court’s docket at No. 18-00068).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ Neil T. Watanabe
Neil T. Watanabe
Chief Financial Officer